Exhibit 1.01

Maxim Integrated Products, Inc.

Conflict Mineral Report

For the Calendar Year Reporting Period Ended December 31, 2017

Company Overview:

Maxim Integrated Products, Inc. ("Maxim Integrated" or the "Company" and also referred to as "we," "our" or "us") designs, develops, manufactures and markets a broad range of linear and mixed-signal integrated circuits, commonly referred to as analog circuits, for a large number of geographically diverse customers. The Company also provides a range of high-frequency process technologies and capabilities that can be used in custom designs. The analog market is fragmented and characterized by many diverse applications, a great number of product variations and, with respect to many circuit types, relatively long product life cycles. The Company is a global company with wafer manufacturing facilities in the U.S., testing facilities in the Philippines and Thailand and sales and circuit design offices throughout the world. The major end-markets in which the Company’s products are sold are the Automotive, Communications and Data Center, Computing, Consumer and Industrial markets.

Our Conflict Minerals Policy:

Maxim Integrated is committed to complying with the letter and the spirit of the conflict minerals disclosure requirements adopted by the Securities and Exchange Commission (“SEC”) under Section 13(p) of the Securities and Exchange Act, as amended (“Exchange Act”), in the form of Rule 13p-1 and Form SD (together, the “Conflict Minerals Rule” or “Rule”). Maxim Integrated has considered the Rule’s requirements, guidance from the Organisation for Economic Cooperation and Development (the “OECD”) that has been recognized as authoritative by the SEC (the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related Supplements for tin, tantalum, tungsten and gold (“OECD Due Diligence Guidance”)), and related measures being taken by the RBA (Responsible Business Alliance), formerly known as the Electronic Industry Citizenship Coalition/GeSI (Global e-Sustainability Initiative) which founded the joint Responsible Minerals Initiative (RMI), formerly known as the Conflict-Free Sourcing Initiative , as well as other private-sector organizations’ conflict minerals compliance initiatives, and is implementing and enhancing its formal Conflict Minerals compliance program accordingly. Our Conflict Minerals Policy Statement is available on our website at: http://investor.maximintegrated.com/corporate-responsibility.

To support this policy, Maxim Integrated:

Conducts a reasonable country of origin inquiry of all of its direct suppliers that have products containing necessary conflict minerals and, if required by the Conflict Minerals Rule (as it was for the calendar year 2017 reporting period), implements a program of due diligence on the source and chain of custody of conflict minerals (tin, tantalum, tungsten and gold, or “3TG”) that we consider necessary to the functionality or production of our products (“necessary conflict minerals”).

Expects our direct suppliers to have policies and procedures in place which are in compliance with the Maxim Integrated Conflict Minerals Policy Statement, and will enable transparency of the supply chain to facilitate our compliance with the Conflict Minerals Rule.

Provides, and expects our direct suppliers to cooperate in providing, reasonable country of origin and due diligence information with regard to use of “necessary conflict minerals” in our supply chain.

Efforts to determine the mine or location of origin of the conflict minerals in our products

Tracing the necessary 3TG we use in our products back to the mine and/or source country of origin of each such mineral is a complex endeavor, but an important aspect of responsible sourcing. To help establish and maintain our supply chain compliance sourcing program, we have followed currently established industry guidelines such as those developed by the RMI under the auspices of the OECD Due Diligence Guidance, which is taking action to address responsible sourcing through the development of the Responsible Minerals Assurance Process, formerly known as the Conflict Free Smelter Program, which enables companies to source minerals from smelters and refiners that have been subjected to a rigorous, independent third-party audit.

Facilities used to process the conflict minerals in our products; brief description of our products

To implement our reasonable country of origin inquiry (“RCOI”) survey process, we adopted the RMI’s industry approach and used that organization’s CMRT (Conflict Minerals Reporting Template) to gather information from our first-tier suppliers, asking them to help us trace back the origin of necessary 3TG used in our products by identifying smelters, refineries or recyclers and scrap supplier sources of these minerals. We also utilized the RMI and its RMAP to trace the mine of origin of the 3TG when such information was available. The RMI conducts independent audits of smelters and refineries to ensure that all certified smelters and refineries are conformant or actively engaged in the RMAP.

Maxim Integrated procures IC and discrete components and raw materials that may contain conflict minerals from the following major types of suppliers:

•	Raw material supplier

•	Wafer Foundry

•	IC Assembly Subcontractor and Contract Manufacturers

•	Component Manufacturer

As discussed above, we manufacture a broad range of linear and mixed signal integrated circuits for a variety of uses (e.g., communications and computers), and have our own wafer fabrication facilities. We also use third-party wafer foundries.

The table below lists the facilities which, to the extent known, were identified by responding first-tier suppliers in our supply chain as sourcing smelters or refineries for one or more of the necessary conflict minerals in our products (we use gold, tin, tantalum and tungsten).

Metal	Standard Smelter/Refiner (“Smelter”) Names	Smelter Location	Smelter ID	Status*
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	RMI Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	RMI Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	RMI Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	RMI Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	RMI Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	RMI Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	RMI Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	RMI Conformant
Gold	Aurubis AG	GERMANY	CID000113	RMI Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	RMI Conformant
Gold	Boliden AB	SWEDEN	CID000157	RMI Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	RMI Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	RMI Conformant

Gold	Chimet S.p.A.	ITALY	CID000233	RMI Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	RMI Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	RMI Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	RMI Conformant
Gold	Dowa	JAPAN	CID000401	RMI Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	RMI Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	RMI Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	RMI Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	RMI Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	RMI Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	RMI Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	RMI Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	RMI Conformant
Gold	Japan Mint	JAPAN	CID000823	RMI Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	RMI Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	RMI Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	RMI Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	RMI Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	RMI Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	RMI Conformant
Gold	Kazzinc	KAZAKHSTAN	CID000957	RMI Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	RMI Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	RMI Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	RMI Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	RMI Conformant
Gold	Materion	UNITED STATES OF AMERICA	CID001113	RMI Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	RMI Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	RMI Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	RMI Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	RMI Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	RMI Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	RMI Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	RMI Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	RMI Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	RMI Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	RMI Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	RMI Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	RMI Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	RMI Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	RMI Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	RMI Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	RMI Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	RMI Conformant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	RMI Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	RMI Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	RMI Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	RMI Conformant

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	RMI Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	RMI Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	RMI Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	RMI Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	RMI Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	RMI Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	RMI Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	RMI Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	RMI Conformant
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	RMI Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	RMI Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	RMI Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	RMI Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	RMI Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	RMI Conformant
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	RMI Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	RMI Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	RMI Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	RMI Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	RMI Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	RMI Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	RMI Conformant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	RMI Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	RMI Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	RMI Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	RMI Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	RMI Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	RMI Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	RMI Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	RMI Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	RMI Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	RMI Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	RMI Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	RMI Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	RMI Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	RMI Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	RMI Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	RMI Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	CID000917	RMI Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	RMI Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	RMI Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	RMI Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	RMI Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	RMI Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	RMI Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	RMI Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	RMI Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	RMI Conformant

Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	RMI Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	RMI Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	RMI Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	RMI Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	RMI Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	RMI Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	RMI Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	RMI Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	RMI Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	RMI Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	RMI Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	RMI Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	RMI Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	RMI Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	RMI Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	RMI Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	RMI Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	RMI Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	RMI Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	RMI Conformant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	RMI Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	RMI Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	RMI Conformant
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	RMI Conformant
Tin	CV Gita Pesona	INDONESIA	CID000306	RMI Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	RMI Conformant
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	RMI Conformant
Tin	CV United Smelting	INDONESIA	CID000315	RMI Conformant
Tin	Dowa	JAPAN	CID000402	RMI Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	RMI Conformant
Tin	Fenix Metals	POLAND	CID000468	RMI Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	RMI Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	RMI Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	RMI Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	RMI Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	RMI Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	RMI Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	RMI Conformant
Tin	Minsur	PERU	CID001182	RMI Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	RMI Conformant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	RMI Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	RMI Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	RMI Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	RMI Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	RMI Conformant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	RMI Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	RMI Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	RMI Conformant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	RMI Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	RMI Conformant

Tin	PT Karimun Mining	INDONESIA	CID001448	RMI Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	RMI Conformant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	RMI Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	RMI Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	RMI Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	RMI Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	RMI Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	RMI Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	RMI Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	RMI Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	RMI Conformant
Tin	PT Tommy Utama	INDONESIA	CID001493	RMI Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	RMI Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	RMI Conformant
Tin	Thaisarco	THAILAND	CID001898	RMI Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	RMI Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	RMI Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	RMI Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	RMI Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	RMI Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	RMI Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	RMI Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	RMI Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	RMI Conformant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	RMI Conformant
Tin	CV Ayi Jaya	INDONESIA	CID002570	RMI Conformant
Tin	CV Dua Sekawan	INDONESIA	CID002592	RMI Conformant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	RMI Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	RMI Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	RMI Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	RMI Conformant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	RMI Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	RMI Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	RMI Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	RMI Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	RMI Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	RMI Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	RMI Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	RMI Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	RMI Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	RMI Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	RMI Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	RMI Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	RMI Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	RMI Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	RMI Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	RMI Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	RMI Conformant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	RMI Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	RMI Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	RMI Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	RMI Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	RMI Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	RMI Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	RMI Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	RMI Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	RMI Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	RMI Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	RMI Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	RMI Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	RMI Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	RMI Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	RMI Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	RMI Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	RMI Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	RMI Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	RMI Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	RMI Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	RMI Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	RMI Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	RMI Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	RMI Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	RMI Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	RMI Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	RMI Conformant

Countries of origin for mines of the Tin, Tantalum, Tungsten and Gold these facilities process are believed to include:

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Democratic Republic of Congo, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe

Exercise due diligence on the source and chain of custody of its conflict minerals following recognized framework:

Due Diligence Framework

We have exercised due diligence on the source and chain of custody of our conflict minerals to identify minerals originating from the Covered Countries (DRC or an adjoining country) that are not from scrap or recycled materials. Maxim Integrated’s due diligence process has been designed and implemented based on the framework set forth in the OECD Due Diligence Guidance.

Our conflict minerals due diligence process in calendar year 2017 followed each of the five OECD-recommended steps:

1.	Establishment of Strong Company Management Systems

2.	Identify and assess risks in the supply chain

3.	Design and implement a strategy to respond to identified risks

4.	Encourage the independent third-party audit of smelter/refiner’s due diligence practices

5.	Report annually on supply chain due diligence

Inherent limitations on due diligence measures

As a downstream purchaser of conflict minerals or products (including components) manufactured by third parties that contain conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals contained in the products we sell to our customers. Our due diligence processes are based on the necessity of seeking data from our direct suppliers, and on those suppliers in turn seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs such as the RMI. This process, in our view, is entirely consistent with the OECD Due Diligence Guidance for downstream companies. Maxim Integrated is an active member of RMI which oversees the RMAP audit program.

Brief description of due diligence measures taken

1.0 Strong Company Management Systems:

We have established a management system for complying with the applicable rules. Our management system includes the development of a Conflict Minerals Oversight Committee led by our Senior Vice President and General Counsel, Senior Vice President, Quality and Vice President, Deputy General Counsel. Maxim Integrated has also developed a team of subject matter experts from relevant functions with specific responsibilities. The Quality Director is responsible for directing the project operations and reporting to upper management. The Quality Director is also responsible for implementation of the supply chain due diligence process. Data collection and reporting are handled by the Environmental Materials Management and Information (EMMI) group within the Quality organization. The Environmental Materials Manager is responsible for day-to-day data collection, customer responses, supply chain and smelter communication, data/information validation, and archival documentation.

The team of subject matter experts is responsible for implementing our conflict mineral compliance policy, procedures and strategy. The Conflict Minerals Oversight Committee has been briefed about the results of our due diligence efforts on a periodic basis and the Director of Quality is briefed regularly during staff meetings.

2.0 Identification and Assessment of Risks in the Supply Chain:

We have made our reasonable efforts to identify first-tier suppliers that supply products or raw materials that may potentially contain necessary conflict minerals by conducting a supply chain survey using the RMI Conflict Minerals Reporting Template (CMRT), requesting all of our direct suppliers to identify smelters and refiners and country of origin of the conflict minerals in products and/or raw materials they supply to us; following up with direct suppliers that do not respond to the RMI Conflict Minerals Report Template by requesting their responses; comparing smelters and refiners identified by respondents to our supply chain survey against the list of facilities that have received a “Conformant” or “Active” designation from the RMI, which designations provide country of origin information; and maintaining documentation of our efforts pursuant to this process. We also review the responses to identify red flags in the responses for further follow-up and also identify key risks to our supply chain; this information also is documented.

3.0 Strategic Response to Identified Risks:

We have and will continue to make reasonable efforts to encourage suppliers who are sourcing from non-compliant smelters and/or refineries to move towards using compliant smelters and refiners (as identified via the RMI and other industry-developed third-party audit mechanisms). If a supplier fails to remedy the risks identified by our risk assessment, we intend to escalate it to Conflict Minerals Oversight Committee to determine whether to approve or reject the supplier based on the following factors: a thorough cost and benefit analysis; potential risk factors; any existing competitive bids; and whether the supplier is a single source supplier. If the Conflict Minerals Oversight Committee decides to continue such a business relationship due to inherent limitations of the supply chain, we will use reasonable efforts to follow up with said supplier for its correction plan, and encourage our suppliers to work with CFSP compliant smelters and refiners. We provide and plan to continue to provide periodic compliance updates or reports to our Conflict Minerals Oversight Committee summarizing our risk mitigation efforts.

4.0 Independent Third Party Audit Of Smelter/Refiner’s Due Diligence Practices:

We do not have a direct relationship with 3TG smelters and refiners; hence, we do not and are not able to perform direct audits of these entities that provide the 3TG metals to our supply chain. However, we do rely upon industry efforts, including the RMI, to influence smelters and refiners to get audited and certified through RMI’s RMAP. We rely upon the summary audit reports on compliance status for smelters generated by the RMI to validate the responses received from suppliers surveyed pursuant to our RCOI process and address red flags identified in Step 2 above. We believe our efforts adequately address this requirement in the OECD Due Diligence Guidance.

5.0 Annual Report on Supply Chain Due Diligence:

In addition to this Conflict Minerals Report and accompanying Form SD, for further information about our Conflict Minerals Policy Statement, please see: http://investor.maximintegrated.com/corporate-responsibility.

Results of due diligence measures taken

We are committed to continuing and improving upon the use of our supply chain due diligence processes, leveraging the industry standard RMAP and other resources made available by the RMI, as well as the LBMA and other respected industry groups, to assist companies in following the OECD Due Diligence Guidance, and the ongoing update of our supplier RCOI information as we continue to develop additional transparency into our supply chain.

CONFLICT MINERALS REPORT

The Conflict Minerals Report for the calendar year ended December 31, 2017 is filed with the SEC as Exhibit 1.01 to Form SD, and is available at http://investor.maximintegrated.com/financial-information. The content of this website, and any other website referred to in this Conflict Minerals Report and/or the accompanying Form SD, is not incorporated by reference into either of these documents, or any other document Maxim Integrated has filed or will file with the SEC.